Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Emmis Communications Corporation 2017 Equity Compensation Plan of our report dated May 11, 2017, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended February 28, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana
July 13, 2017